Exhibit 99.2

Contacts:
Investors: Judy Hayes, InterMune, Inc., 415-466-2242, ir@intermune.com
Media: Pam Lord, Porter Novelli Life Sciences, 858-527-3494, plord@pnlifesciences.com
INTERMUNE DISCONTINUES OVARIAN CANCER TRIAL
BRISBANE, Calif., February 2, 2006— InterMune, Inc. (Nasdaq: ITMN) announced today the decision to discontinue its GRACES Phase III clinical trial evaluating the safety and efficacy of Actimmune® (interferon gamma-1b) in combination with standard of care chemotherapy in patients with advanced ovarian cancer. This decision was based on the results of an interim analysis conducted by an independent Data Safety Monitoring Board (DSMB).
GRACES was a Phase III trial comparing carboplatin plus paclitaxel (standard of care chemotherapy) combined with Actimmune® to carboplatin plus paclitaxel alone, in the treatment of advanced ovarian cancer, defined as International Federation of Gynecology and Obstetrics (FIGO) stage III or IV. The primary endpoint was overall survival. The last patient completed dosing in mid-2004 and patients are currently in post-treatment follow-up.
After reviewing the results of an analysis of Progression Free Survival (PFS) time and an interim analysis of Overall Survival (OS) time, the DSMB recommended the termination of the ongoing post-treatment follow-up of patients in the study. This recommendation was based on a shorter overall survival time in patients who received Actimmune® plus carboplatin and paclitaxel compared to carboplatin and paclitaxel alone (p=0.001). One hundred and sixty-nine out of 426 (39.7%) patients in the Actimmune® group died as compared to 128 out of 421 (30.4%) patients who received chemotherapy alone. There was no difference in PFS time between treatment groups (p=0.796).
Less than 2% of patients in each treatment group died during the treatment period. The imbalance in survival time across treatment groups was driven by ovarian cancer-related deaths that occurred during follow-up after completion of the study treatment period. Based on the data available at the time of the interim analysis, the incidence of deaths unrelated to ovarian cancer was less than 2% overall in the study and was similar between the treatment groups.

Preliminary exploratory analyses suggest that the difference in survival time may be related to dose reductions of carboplatin and paclitaxel. Twenty-four percent of patients in the Actimmune® group did not complete all six cycles of carboplatin/paclitaxel compared with 17% of patients in the control group. In addition, more patients treated with Actimmune® plus carboplatin/paclitaxel had treatment-limiting adverse events that led to a decrease in dose, interruption, or discontinuation of chemotherapy. The most commonly occurring treatment-limiting adverse event was neutropenia, which is an expected side effect of Actimmune® as well as carboplatin/paclitaxel. The combination of agents with overlapping toxicity profiles may explain this higher rate of dose modifications. Past studies underscore the importance of maintaining the recommended dose of chemotherapy in achieving optimal survival times.
More patients receiving Actimmune® plus carboplatin/paclitaxel experienced Grade 3 or Grade 4 adverse events and serious adverse events compared to those patients receiving carboplatin/chemotherapy alone.
“We are disappointed that Actimmune® in combination with carboplatin and paclitaxel did not benefit patients with ovarian cancer,” said Steven Porter, MD, PhD and Chief Medical Officer of InterMune. “The results from this study suggest that Actimmune®, which has generally been well-tolerated in studies across multiple disease states, may exacerbate the dose-limiting toxicities of cytotoxic chemotherapy drugs. Consequently, we have no plans to initiate further studies of Actimmune® in oncology or in combination with such chemotherapy regimens.”
Dr. Porter continued, “We remain very comfortable with the role of Actimmune® monotherapy in our approved indications of chronic granulomatous disease and severe, malignant osteopetrosis, and we continue to be very enthusiastic about our ongoing clinical development program evaluating Actimmune® alone for the treatment of idiopathic pulmonary fibrosis (IPF). Our ongoing Phase III INSPIRE trial, which is expected to complete enrollment during the first half of 2006, is designed to test the hypothesis that Actimmune® has the potential to improve survival in IPF patients. This hypothesis is based on the results of our completed randomized, placebo-controlled 330-patient Phase III study evaluating Actimmune® for the treatment of IPF.”

“Since early 2004, we have been focused on bringing innovative medicines to patients suffering from serious pulmonary and hepatic diseases,” said Dan Welch, President and CEO of InterMune. “Our business and financial plans included no revenue contribution from Actimmune® in oncology, so the decision to terminate our non-core oncology trial has no impact on our plans. We will now continue to focus our resources on our three core programs in pulmonology and hepatology — our Phase III INSPIRE trial for IPF, our Phase III pirfenidone program for IPF, and our hepatitis C virus protease inhibitor.”
About Actimmune®
Actimmune® is a synthesized version of interferon gamma, a naturally occurring protein believed to stimulate the immune system. InterMune markets Actimmune® for the treatment of two life-threatening congenital diseases: chronic granulomatous disease and severe, malignant osteopetrosis. The most common side effects are flu-like symptoms, including headache, fatigue, fever, chills, and rash. InterMune was recently granted two composition-of-matter patents related to interferon gamma-1b in the United States, extending its patent protection until 2022. Physicians and patients can obtain additional prescribing information regarding Actimmune®, including the product’s safety profile, by visiting www.actimmune.com.
About InterMune
InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. The pulmonology portfolio includes Actimmune®, which is being evaluated in the INSPIRE Trial, a Phase III study in patients with IPF and pirfenidone which is also being developed for the treatment of IPF. The hepatology portfolio includes the lead HCV protease inhibitor compound (ITMN B) and research programs on a second-generation HCV protease inhibitor and a new target in hepatology. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.
Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements related to the progress, future patient enrollment in and timing of our clinical trials and announcements of results thereof. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s quarterly report on Form 10-Q filed with the SEC on November 7, 2005 (the “Form 10-Q”) and other periodic reports filed with the SEC, including the following: (i) risks related to timely patient enrollment and retention in clinical trials, including the use of third parties to conduct such clinical trials; (ii) risks related to achieving positive clinical trial results and (iii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-Q and InterMune’s other periodic reports filed with the SEC.
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